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                                                              EXHIBIT 10.26

                      LYCOS NETWORK ADVERTISING CONTRACT

                             Terms and Conditions

1. GENERAL. A signed contract must be submitted to Lycos five days in advance of initial publication date. By submitting advertising for inclusion or a Lycos site, advertiser/agency agrees to be bound by the terms of this contract. No conditions other than those set further herein shall be binding on Lycos unless specifically agreed to in writing by Lycos. Lycos will not be bound by conditions printed or appearing on order blanks or copy instructions submitted by or on behalf of the advertiser/agency. This contract supersedes all terms and conditions on Lycos' rate cards and any previous agreements between Lycos and advertiser/agency.

2. CHANGES AND CANCELLATIONS. All artwork must be received at least five days in advance of publication date. Cancellations or copy changes will not be accepted after the published closing date of the update to the Lycos site. Changes to artwork must be received by Lycos at least five days in advance of requested change date. Lycos' ad banner specifications are accessible through the URL adreporting.lycos.com/specs.html; Lycos reserves the right to change any of its ad banner specifications at any time. Any cancellations or change orders must be made in writing and acknowledged by Lycos. Change orders cannot be submitted any more frequently than once every fourteen days. This contract may be canceled or changed by Lycos or advertiser/agency on 30 days written notice to the other party. Lycos may immediately terminate this contract if any change occurs in any applicable laws or regulations that would, in Lycos' reasonable opinion, render Lycos' performance hereunder illegal or otherwise subject to legal challenge.

3. PAYMENT. Unless otherwise agreed in writing, the first month's fees are due upon the execution of this contract by the advertiser/agency and thereafter, pro rata monthly in advance. If payment is not made timely, Lycos at its option, may immediately terminate the contract. In addition, advertiser/agency shall be liable to Lycos for all attorney's fees and other costs of collection. Interest will accrue on any past due amounts at the rate of one and one-half (1 1/2%) percent per month, but not in excess of the lawful maximum. Lycos shall have the right to hold the advertiser and/or its agency or agent jointly and severally liable for all amounts due.

4. FREQUENCY AND DISCOUNTS. If Lycos fails to provide the guaranteed number of impressions, Lycos will make good on this contract by providing advertiser with additional impressions. Lycos will not make good for under-delivery due to delays caused by advertiser/agency. advertiser/agency understands that all frequency discounts are based on the advertiser's/agency's commitment to fulfilling the frequency indicated in the contract. If, for any reason, this frequency is not met by the time of expiration or cancellation of the contract, advertiser/agency agrees to pay a short rate charge on all ads run. This charge will be equal to the difference between the rate shown in the contract and the rate earned based on the applicable rate card for the actual frequency completed.

5. GROWTH AND RENEWAL. (a) Per Impression Contracts. At the expiration of a contract for a guaranteed number of impressions, provided the contract is for a length of time 180 days or longer, advertiser/agency has the right to enter into a then-standard Lycos Network Advertising Contract for the same number of impressions for a second contract period identical in duration to the first. The purchase price for a second contract period will be determined by Lycos' then-current rate card.
     (b) Exclusive Key Word/Phrase Contracts. The estimated number of impressions and the per impression charge for a contract for the exclusive right to a key word/phrase will be determined at the time the contract is signed. Advertiser/agency agrees to pay, on a per impression basis, for any increase in impressions (calculated on a monthly basis) up to and including twice the number of impressions estimated at the time the contract is signed. At the termination of a key word/phrase contract, provided the contract is for a length of time 180 days or longer, advertiser/agency has the right to enter into a then-standard Lycos Network Advertising Contract for the same key word/phrase for a second contract period identical in duration to the first. The purchase price for the second contract period will be determined by Lycos' then-current rate card. (c) Notice of Renewal. In order to exercise the right to enter into a second contract, advertiser/agency must notify Lycos in writing 30 days before the termination date of this contract that the advertiser/agency is purchasing the same number of impressions or the same exclusive keyword/phrase for the second contract period. Failure to give timely notice will result in forfeiture of the right to renew.

7. LICENSES AND INDEMNIFICATION. The advertiser/agency represents that the advertiser is the owner or is licensed to use the entire contents and subject matter contained in its advertising and collateral information, including, without limitation, (a) the names and/or pictures of persons;
     (b) any copyrighted material, trademarks, service marks, logos, and/or depictions of trademarked or service marked goods or services; and (c) any testimonials or endorsements contained in any advertisement submitted to Lycos. In consideration of Lycos' acceptance of such advertisements and information for publication, the advertiser and agency will jointly and severally indemnify and hold Lycos harmless against all loss, liability, damage and expenses of any nature (including attorney's fees) arising out of Lycos' performance under this contract or the copying, printing, distributing or publishing of advertiser's/agency's advertisements. If advertiser possesses any preexisting copyright interests in the advertisements, advertiser grants Lycos the right to use, reproduce, and distribute the advertisements.

8. KEY WORDS AND PHRASES. Each advertiser may be given a "first right" to its exact company name and trademarks for keyword/phrase advertising. Lycos may pre-empt an existing key word/phrase advertiser by submitting a three-month advertising contract. The existing contract-holder for the key word/phrase will be provided with a two-week notification of preemption and will receive a pro-rated refund for any unfulfilled number of guaranteed impressions. If two or more advertisers have the same name or trademark, the allocation will be on a first-come basis and the existing contract will take precedence.

9. REJECTIONS. Lycos reserves the right, without liability, to reject, omit or exclude any advertisement or to reject or terminate any links for any reason at any time, with or without notice to the advertiser/agency, and whether or not such advertisement or link was previously acknowledged, accepted, or published.

10. LIMITATION OF LIABILITY. Lycos shall not be liable for any errors in content or omissions. Should an error appear in an advertisement, Lycos' liability will be limited to the cost of the advertisement (prorated for the publishing completed). Lycos will not be liable for any delays in delivery and/or non-delivery in the event of an act of God, action by any government entity, transportation, strike, network difficulties, electronic malfunction, etc., or any feasibility, reliability, or effectiveness related to the Lycos site. Lycos does not represent or warrant that the Lycos site will meet the objectives or needs of advertiser/agency or any third party. In no event will Lycos be liable for any failure, disruption, downtime, interruption, miscalculation, delay, inaccuracy, or any other nonperformance related to the Lycos site. UNDER NO CIRCUMSTANCES WILL LYCOS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION,
     FOR LOST INCOME OR PROFITS, IN ANY WAY ARISING OUT OF OR RELATED TO
     THIS AGREEMENT, EVEN IF LYCOS HAS BEEN ADVISED AS TO THE POSSIBILITY
     OF SUCH DAMAGES.

11. CHOICE OF LAW AND FORUM. This contract shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws provision, and with the same force and effect as if fully executed and performed therein. Each party hereby consents to the personal jurisdiction of the Commonwealth of Massachusetts, acknowledges that venue is proper in any stat or Federal court in the Commonwealth or any objection that may exist, now or in the future, with respect to any of the foregoing.

12. CREDIT CARDS. In the event that advertiser/agency pays any amounts due hereunder with a credit card and the issuer of the credit card fails to pay the amounts authorized by advertiser/agency, advertiser/agency shall immediately remit full payment to Lycos plus any interest due on the outstanding amounts. In addition, if advertiser/agency pays any amounts due hereunder with a credit card and the issuer of the credit card seeks to recover from Lycos any amounts received by Lycos from the issuer, advertiser/agency shall immediately remit to Lycos all amounts necessary to comply with the issuer's request and any costs and expenses incurred by Lycos.

13. MISCELLANEOUS. No public statements concerning the existence or terms of this contract will be made or released to any medium except with the prior approval of both parties or as required by law. This contract cannot be sold, assigned or transferred by advertiser/agency to any party. If any portion of the contact is found unenforceable for any reason, the remainder will remain in full force and effect. No waiver by Lycos shall operate as a waiver of any other provision or any subsequent default. This document represents the entire agreement of the parties; Lycos will not be bound by the representations of any agents, brokers, or other third parties. Any modifications must be in writing and signed by an authorized representative of Lycos.

The undersigned is legally empowered with due corporate authority to enter into this Contract and agrees to be bound by the Terms and Conditions of this contract.

                  Advertiser or Agent                     Lycos, Inc.
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Signature:  /s/ Chief Financial Officer                 /s/
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    Date:          5/5/99                                  5/5/99
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Addendum:  Payment divided into 12 equal monthly payments beginning June 1,
1999 - net 30.